Exhibit 99.1

Safe Pro Reports Record 560% Revenue Growth in First Quarter as Artificial Intelligence Sales Surge 2,400%, Delivering AI Gross Margins Over 72%

Increased Government Sales Pipeline Driving Momentum Following Successful U.S. Army Exercises and Demonstrations in Q1

AVENTURA, Fla. – May 15, 2026 – Safe Pro Group Inc. (Nasdaq: SPAI) (Safe Pro or the Company), a developer of artificial intelligence (AI)-enabled defense, security, and situational awareness solutions, today announced financial results for the quarter ended March 31, 2026 reflecting the significant impact of a recently commercialized AI-powered Edge compute solution subcontract.

First Quarter 2026 Financial and Recent Operational Highlights Include:

●	Record Revenue Growth and High Margins Driven by AI Product Sales

–	Record quarterly revenue of $1,220,129 represents a 560% increase over $184,802 reported in the first quarter of 2025.
–	Safe Pro AI quarterly revenue surged over 2,400%, driven by new contracted sales of the Company’s AI-powered drone-based video and imagery analysis systems
–	Quarterly consolidated gross margins were more than 68% inclusive of depreciation validating Safe Pro’s highly scalable AI-powered business model.
–	To date, the Company has repurchased 400,000 shares of its common stock under its existing stock repurchase program.
–	The Company ended the quarter maintaining a strong balance sheet with $14.8 million in cash and minimal debt.

●	NODE and NODE-X Edge Processing Solution Drives New Levels of Battlefield Situational Awareness

–	During the quarter the Company received, produced, and delivered multiple Edge processing systems under a $1,000,000 government subcontract, demonstrating its ability to rapidly scale production to meet customer demand. In April, through a contract modification, the subcontract was expanded to provide AI powered Edge processing system support.
–	Interest in the Company’s Navigation, Observation & Detection Engine (NODE) and newly introduced NODE-X miniaturized Edge processing solution continues to grow after successfully completing multiple live fire exercises and demonstrations conducted by the U.S. Army. Participation in these invite-only events provides the Company with opportunities to directly engage with defense sector decisionmakers who can provide a pathway to potential product acquisition and deployment.

●	Expanded Leadership and Government Growth Team Accelerating U.S. Army Engagement and Contract Capture Activities

–	In response to growing requests for product demonstration and evaluation by defense industry stakeholders, Safe Pro appointed Jarret Mathews, Colonel, U.S. Army (Retired), formerly the Director, Joint Acquisitions Task Force of the U.S. Army’s Special Operations Command, as its Chief Operating Officer.
–	Supporting further collaboration with U.S. government prime contractors, Safe Pro launched its new Growth Team led by Brian Mack, a former Anduril contracting executive as its Chief Growth Officer and Benjamin Chitty, the former Deputy Director and Senior Program Manager of the Joint Acquisition Task Force of the United States Special Operations Command, as VP of Government Growth. Collectively, the team is leading the Company’s efforts to capture U.S. government contract awards through teaming agreements with Prime Contractors.

“Our first quarter results illustrate our AI focused business model is beginning to deliver significant value to our customers and strong margins for our shareholders,” said Dan Erdberg, Chairman and CEO of Safe Pro Group Inc. “We believe Safe Pro is well positioned to capitalize on the AI era with the momentum we see building for our patented AI solutions within the U.S. Government. Supported by a strong balance sheet, expanded team of accomplished military acquisition specialists, and an enhanced portfolio of real-world proven solutions, we are excited about our future.”

The Company’s Safe Pro Object Threat Detection (SPOTD) AI platform analyzes imagery and video from virtually any drone to automatically detect and classify explosive threats and other objects of interest. The platform converts raw video into high-resolution 2D/3D geospatial models that can be rapidly shared to support operational decision-making in defense, security, and humanitarian missions. SPOTD is capable of identifying more than 150 types of landmines and UXO, enabling scalable situational awareness across large, high-risk areas. SPOTD has been deployed in active operational environments in Ukraine for nearly three years and is supported by a growing proprietary dataset comprising over 2.7 million analyzed images, more than 49,500 identified threats, and coverage of approximately 34,900 acres.

The financial information included in this press release should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, to be filed with the Securities and Exchange Commission today.

For more information about Safe Pro’s real-world landmine and UXO detections, visit: https://safeproai.com/landmine-detections/. For information about Safe Pro Group, its subsidiaries, and technologies, please visit https://safeprogroup.com and connect with us on LinkedIn, Facebook, and X.

About Safe Pro Group Inc.

Safe Pro Group Inc. (NASDAQ: SPAI) is a mission-driven technology company delivering AI-enabled security and defense solutions. Through cutting-edge platforms like SPOTD, Safe Pro provides advanced situational awareness tools for defense, humanitarian, and homeland security applications globally. It is a leading provider of artificial intelligence (AI) solutions specializing in drone imagery processing, leveraging commercially available “off-the-shelf” drones with its proprietary machine learning and computer vision technology to enable rapid identification of explosives threats, providing a much safer and more efficient alternative to traditional human-based analysis methods. Built on a cloud-based ecosystem and powered by Amazon Web Services (AWS), Safe Pro Group’s scalable platform is targeting multiple markets that include commercial, government, law enforcement and humanitarian sectors where its Safe Pro AI software, Safe-Pro USA protective gear and Airborne Response drone-based services can work in synergy to deliver safety and operational efficiency. For more information on Safe Pro Group Inc., please visit https://safeprogroup.com/.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements relate to future events, future expectations, plans and prospects. Forward-looking statements in this press release include, without limitation, statements regarding Safe Pro’s ability to generate revenue from and achieve high margins on its AI-powered products; perform under, expand or receive additional orders under government subcontracts; convert U.S. Army exercises, demonstrations, customer evaluations, teaming agreements and growth-team initiatives into product acquisition, deployment or additional contract awards; maintain or increase demand for its NODE, NODE-X and SPOTD solutions; and gain acceptance of its solutions by potential government, military, defense, security and humanitarian organizations. Although Safe Pro Group believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Safe Pro Group has attempted to identify forward-looking statements by terminology including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth under Item 1A. in the Company’s most recently filed Form 10-K and updated from time to time in the Company’s Form 10-Q filings and in other filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. Any forward-looking statements contained in this press release speak only as of its date. Safe Pro Group undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events, except as required by law.

Media Relations for Safe Pro Group Inc.:

media@safeprogroup.com

Investor Contact:

Ankit Hira, Managing Director

Solebury Strategic Communications for Safe Pro Group Inc.

spai@soleburystrat.com